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                                  EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amazon.com, Inc. 2001 Stakeholder Trust Plan of our report dated January 26, 2001, except for Note 16, as to which the date is March 19, 2001, with respect to the consolidated financial statements and schedule of Amazon.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                              /s/ Ernst & Young LLP


Seattle, Washington
April 30, 2001